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                   AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                         OF

                          WORLD HOUSE ENTERTAINMENT, INC.
                    (FORMERLY NAMED SPORTSFAIR TELEVISION, INC.)

                                  ARTICLE I.   NAME.

     The name of the corporation is WORLD HOUSE ENTERTAINMENT, INC. (the "Corporation").

                           ARTICLE II.   REGISTERED OFFICE.

     The registered office in the State of Nevada is located at 3230 E. Flamingo Road, Suite 156, Las Vegas, Nevada 89121. The name of its resident agent at that address is Gateway Enterprises, Inc.

                              ARTICLE III.   DURATION.

     The period of its duration is perpetual.

                               ARTICLE IV.   PURPOSES.

     The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the General Corporation Law of the State of Nevada.

                             ARTICLE V.   CAPITAL STOCK.

     SECTION 5.01   GENERAL.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, consisting of (1) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"), which shall be governed by the rights, limitations and preferences set forth in Section 5.02 hereof and (2) 50,000,000 shares of Common Stock, $.001 par value per share ("Common Stock").

     SECTION 5.02   PREFERRED STOCK.

     (a) The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

          (1) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

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          (3)  the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any such shares of stock of any other class or any other series of this class;

          (4) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

          (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

          (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (8) the limitation and restrictions, if any, to be effective while the shares of such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (9) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

          (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     (b) The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     SECTION 5.03   COMMON STOCK.

     (a) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare.


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     (b)  Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively. For purposes of this Section 5.03, neither (i) the merger or consolidation of the Corporation with or into any other corporation or entity, (ii) the sale, transfer or lease of all or substantially all the assets of the Corporation or (iii) a share exchange between the Corporation and any other corporation or entity shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                              ARTICLE VI.   GOVERNANCE.

     The governing board of this Corporation shall be known as the Board of Directors, and the number of directors serving on such board may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation.

                       ARTICLE VII.   INTERESTED TRANSACTIONS.

     No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such Corporation. Any stockholder, director or officer of the Corporation, individually, or any firm or association of which any such stockholder, director or officer may be a member, may be a party to, or be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize so interested; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in any way interested or connected.

                         ARTICLE VIII.   AMENDMENT OF BYLAWS.

     The power to adopt, alter, amend, or repeal the Bylaws of the Corporation is hereby delegated to the Board of Directors and such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the stockholders.

                         ARTICLE IX.   NO PREEMPTIVE RIGHTS.

     No stockholder shall have a preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                          ARTICLE X.   NO CUMULATIVE VOTING.

     No stockholder shall have the right to cumulate his or her votes in an election of directors or for any other matter(s) to be voted upon by the stockholders of the Corporation.

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                         ARTICLE XI.   NOTICE OF NOMINATIONS.

     Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) with respect to an election to be held at an annual meeting of stockholders, ninety
(90) days prior to the date one year after the immediately preceding annual meeting of stockholders, and (B) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                       ARTICLE XII.   LIMITATION OF LIABILITY.

     No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any of such director or officer except, that the foregoing provision shall not eliminate the liability of a director or officer for (A) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(B) the payments of distributions in violation of Section 78.300 of the Nevada General Corporation Law, as amended. Neither the amendment nor repeal of this ARTICLEXII, nor the adoption of any provision of the Articles of Incorporation inconsistent with this ARTICLE XII shall eliminate or reduce the effect of this ARTICLE XII with respect to any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE XII would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                           ARTICLE XIII.   INDEMNIFICATION.

     SECTION 13.01  ACTIONS OTHER THAN THOSE BY OR IN THE RIGHT OF THE
     CORPORATION.

      The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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     SECTION 13.02  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

     The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 13.03  DETERMINATION THAT INDEMNIFICATION IS PROPER.

     Any indemnification under Sections 13.01 and 13.02 hereof, unless ordered by a court or advanced pursuant to Section 13.04 hereof, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     SECTION 13.04  EXPENSES.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this Section 13.04 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     SECTION 13.05  RIGHTS NOT EXCLUSIVE; CONTINUATION.

     The indemnification and advancement of expenses provided by this ARTICLE
XIII:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these Articles of Incorporation or any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 13.02 hereof or for the advancement of expenses of any director or officer, may not be made to or on behalf of any officer or director if a final


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adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and insures to the benefit of the heirs, executors and administrators of such a person.

     SECTION 13.06  INSURANCE AND OTHER FINANCIAL ARRANGEMENTS.

     (a) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

     (b)  The other financial arrangements made by the Corporation pursuant to
Section 13.06 hereof may include the following:

          (1)  The creation of a trust fund.

          (2)  The establishment of a program of self-insurance.

          (3) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (4)  The establishment of a letter of credit, guaranty or surety.

     (c) No financial arrangement made pursuant to this Section 13.06 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification by a court.

     (d)  In the absence of fraud:

          (1) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this ARTICLE XIII and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

          (2)  The insurance or other financial arrangement:

               (A)  Is not void or voidable; and

               (B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     SECTION 13.07  MANDATORY INDEMNIFICATION.

     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 13.01 or Section 13.02 hereof, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.



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                     ARTICLE XIV.   BUSINESS AT ANNUAL MEETINGS.

     At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who complies with the notice procedures set forth in this ARTICLE XIV. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than twenty (20) days nor more than fifty (50) days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this ARTICLE XIV. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this ARTICLE XIV, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     Executed on 12th February, 1998.
                 -------------

                               WORLD HOUSE ENTERTAINMENT, INC.



                               By: /s/ Elizabeth Ann Peters
                                   -----------------------------------------
                                         Elizabeth Ann Peters, President


                               By: /s/ Benjamin Justin Peters
                                   -----------------------------------------
                                          Benjamin Justin Peters, Secretary



STATE OF TENNESSEE  )
                    ) ss.
COUNTY OF DAVIDSON  )

     Before me, VENESSA JOHNS of the state and county mentioned, personally appeared Elizabeth Ann Peters and Benjamin Justin Peters, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such persons to the be the president and secretary, respectively, of World House Entertainment, Inc., the within named bargainor, a corporation, and that such president and secretary as such president and secretary, respectively executed the foregoing instrument for the purpose therein contained, by personally signing the name of the corporation as president and secretary.


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                                         /s/ Venessa Johns
                                         ---------------------------------
                                                  Notary Public
                                        Comm Exp 1-27-2001





















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